EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies that the quarterly report on Form 10-Q of Ascend Acquisition Corp. (“the Registrant”) for the quarter ended June 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations  of the Registrant.

Dated: August 15, 2011

/s/ Jonathan J. Ledecky
Jonathan J. Ledecky
Chief Executive Officer
(Principal executive officer and principal financial and accounting officer)